EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered as of the 1st day of April, 2006, between Portagy Corp., a Delaware corporation (the "Company"), and Charles Wiesel (the "Executive").

        WHEREAS, the Company desires to employ the Executive and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       TERM.

                  (a) Term. The initial term of this Agreement shall be for a period of twenty-four (24) months commencing on the date of this Agreement (the "Initial Term"), subject to Section 5. The Initial Term, together with any extensions, is referred to herein as the "Term."

                  (b) Continuing Effect. Notwithstanding any termination of the Executive's employment hereunder, at the end of a Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

         2.       DUTIES.

                  (a) General Duties. The Executive shall serve as Chief Executive Officer of the Company, with duties and responsibilities that are customary for such position, including, but not limited to, (i) administration,
(ii) fiscal management, (iii) personnel, (iv) sales and marketing, (vi) product development, and (vii) establishing company policies. The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

                  (b) Devotion of Time. The Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company. Notwithstanding the preceding, the Executive shall be permitted to work for Bavli Group International, Inc. in a similar executive's position.

                  (c) Adherence to Inside Information Policies. The Executive acknowledges that if the Company becomes publicly-held whether directly or through an affiliate, successor, subsidiary, an acquisition or a merger and, as


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a result, has implemented or will implement inside information policies designed to preclude its employees from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, the Executive shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

         3.       COMPENSATION AND EXPENSES.

                  (a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $150,000 payable in accordance with the Company's normal payroll practices.

                  (b) Expenses. In addition to any compensation received pursuant to Section 3(a), the Company shall reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, subject to prior approval by the Company and receipt by the Company of reasonable evidence of such expenses. The Company shall also reimburse the Executive for Executive's monthly cellular phone expense, not to exceed $200 per month. In addition, for so long as the Company is using Executive's home or office as its principal office, the Company shall reimburse the Executive for all expenses incurred in connection therewith, not to exceed $500 per month.

         4. BENEFITS. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its employees, including programs of life and medical insurance and reimbursement of membership fees in professional organizations. If the Company does not maintain a PPO medical plan covering the Executive and his dependants, the Company shall reimburse the Executive for any health care insurance premiums paid by the Executive, not to exceed $450 per month during the Term, subject to receipt by the Company of reasonable evidence of Executive's payment of such premiums.

         5. TERMINATION. This Agreement may be terminated in the following manner:

                  (a) General Provisions. Either the Company or the Executive, in his or its sole discretion, may terminate the Executive's employment without cause at any time upon 60 days' (and 90 days after the first year) written notice. Upon effectiveness of such termination, the Executive shall have no right to compensation or reimbursement under Section 3 or to participate in any employee benefit programs under Section 4 for any period subsequent to the effective date of termination, except as provided for by law.

                  (b) Termination for Cause. The Company may terminate the Executive's employment pursuant to the terms of this Agreement at any time for Cause by giving written notice of termination. The Executive shall have 10 days from the date of the notice to provide the Company with evidence that the Company is mistaken as to "Cause" and that the Executive's behavior does not meet the criteria for "Cause" as defined herein. During such 10 day period the Executive shall be suspended without pay; if employment is reinstated the


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Executive shall be paid for the 10 day period and if the termination is upheld such termination shall be effective upon the giving of written notice of termination. Upon any such termination for Cause, the Executive shall have no right to compensation or reimbursement under Section 3, or to participate in any employee benefit programs under Section 4 for any period subsequent to the effective date of termination, except as provided by law. For purposes of this
Section 5(b), "Cause" shall mean: (i) the Executive is convicted of a felony involving any subject matter (ii) is charged with a felony relating to the business of the Company or any Affiliate; (iii) is convicted of a misdemeanor directly involving the Executive's employment which directly affects the business of the Company; (iv) is found after an internal investigation to have engaged in sexual misconduct which is related to the Executive's employment or the business of the Company; (v) the Executive, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in either case, in harm to the Company; (vi) the Executive misappropriates Company funds or otherwise defrauds the Company; (vii) the Executive breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (viii) if applicable, the Executive has been found to have committed any act or failed to take any action which results in the Parent's common stock being delisted for trading on the principal trading market or exchange; (ix) the Executive is convicted of illegal possession or use of a controlled substance;
(x) the Executive engages in chronic drinking or the use of illegal drugs, chemicals or controlled substances or the abuse of otherwise legal drugs or chemicals or controlled substances to excess; (xi) the Executive fails or refuses to cooperate in any official investigation conducted by or on behalf of the Company; (xii) the Executive materially breaches any provision of this Agreement including Section 2(c) after notice and an opportunity to cure such behavior if the behavior is of the nature that it can be cured; (xiii) the Executive intentionally or willfully fails to comply with the directives of the Company's board of directors; (xiv) the Parent is required to restate its financial statements for a completed fiscal period after having filed such financial statements with the Securities and Exchange Commission, if applicable, and such restatement at least in part is the result of a material change in the financial statements of the Company; or (xv) the Executive has been found by a court, the Securities and Exchange Commission or any state governmental authority which regulates or enforces the state's securities laws to have violated any applicable securities laws, whether such finding was after a hearing or trial or on consent without admitting or denying any allegations of wrongdoing

         6.       NON-COMPETITION AGREEMENT.

                  (a) Competition with the Company. Until termination of his employment and for a period of twenty-four (24) months commencing on the date of termination, the Executive, directly or indirectly or, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity ("any of the foregoing defined as an "Affiliated Entity"), shall not provide manufacturing, sales, marketing or business development services to any entity which manufactures, sells or distributes products similar to the Products anywhere in the world where the Company or its affiliates is engaged in the offer or sale of the Products. Provided, however, the foregoing provisions shall not prohibit the Executive from owning up to 5% of the securities of any publicly-traded enterprise provided the Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. For purposes of this Agreement, the term "Products" shall include portable battery devices and other products manufactured, marketed and/or distributed by the Company. In addition, the Executive may not, directly or indirectly including through any Affiliated


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Entity, obtain employment with or perform services for any Customer of the
Company during the period commencing on the date of termination and continuing for 12 months thereafter.

                  (b) Solicitation of Employees. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company.

                  (c) Solicitation of Customers. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly including through any Affiliated Entity, shall not seek Prohibited Business from any Customers (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, limited liability company, partnership, association or other entity to which the Company sold Products during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which has approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be. "Prohibited Business" shall include a business which is the same or similar to the Company's business.

                  (d) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section.

                  (e) References to the Company in this Section 6 shall include the Company's affiliates.

                  (f) Exception. Nothing contained in this Section 6 shall prohibit Executive, directly or indirectly, from (i) owning, managing or working for Bavli Group International, Inc. or (ii) conducting business with its pre-existing customers listed on Exhibit A (the "Pre-Existing Customers"), during the periods in which the provisions of Section 6(a) shall be in effect; provided, that Bavli Group International, Inc. and/or the Pre-Existing Customers, as the case may be, refrain from distributing products competing against the Products or otherwise competing against the Company.

         7.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) Confidential Information. Confidential Information includes, but is not limited to, patents, patent applications and other intellectual property rights, and trade secrets as defined by the common law and statute in Delaware or any future Delaware statute, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and


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source code, information and data relating to the development, research, testing, costs, marketing and uses of the Products, the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of Customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of Customers who are the persons with whom the Company's employees and agents communicate in the ordinary course of business. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company.

                  (b) Legitimate Business Interests. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) patents, patent applications and trade secrets; (iii) valuable confidential business or professional information that otherwise does not qualify as patents, patent applications or trade secrets, including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer goodwill associated with the Company's business; and (v) specialized training relating to the Company's business, technology, methods and procedures.

                  (c) Confidentiality. For a period of two (2) years following termination of employment, or as otherwise required by client privilege, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Executive's employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset. The Executive shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Customers, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company (excluding the executive, if applicable).


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                  (d) References to the Company in this Section 7 shall include the Company's affiliates.

         8. EQUITABLE RELIEF. The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, shall cease to be an employee of the Company for any reason and take any action in violation of Section 6 and/or Section 7, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

         9. INVENTIONS, IDEAS, PROCESSES, AND DESIGNS. All inventions, ideas, processes, programs, software, and designs (including all improvements)
(i) conceived or made by the Executive during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six (6) months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

         10. ASSIGNABILITY. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         11.      SEVERABILITY.

                  (a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of


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competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                  (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         12. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight delivery, or by facsimile delivery followed by Federal Express or similar next business day delivery, as follows:


To the Company:                                 To the Executive:
       Portagy Corp.                                 Charles Wiesel
       6319 Olmi Landrith Drive                      9412 Oakmore Road
       Alexandria, VA 22307                          Los Angeles, CA 90035

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         14. ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         15. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance


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shall be governed or interpreted according to the internal laws of the State of
Delaware without regard to choice of law considerations. This paragraph shall apply to appellate and bankruptcy proceedings as well.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

        17. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         18. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         19. REPRESENTATIONS AND WARRANTIES. The Executive hereby represents and warrants to the Company that he (i) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company (other than any prior agreement with the Company or any Affiliate), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or any Affiliate), and (iii) has brought to the Company no patents, patent applications, trade secrets, confidential business information, documents, or other personal property of a prior employer.

         20. CONFLICTS OF INTEREST. While employed by the Company, the Executive shall not, directly or indirectly, unless approved by the Company's board of directors:

                  (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

                  (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive's employment with the Company for the Executive's personal advantage or gain; or

                  (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

                  (d) References to the Company in this Section 20 shall include the Company's affiliates.

         21. INDEBTEDNESS. If, during the course of the Executive's employment under this Agreement, the Executive becomes indebted to the Company


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for any reason, the Company may, if it so elects, set off any sum due to the
Company from the Executive and collect any remaining balance from the Executive.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                  PORTAGY CORP.



___________________________         By: ____________________________________
                                        James Davidson, Authorized Signatory

                                    EXECUTIVE



___________________________         By: ____________________________________
                                        Charles Wiesel


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                                   EXHIBIT "A"
                             PRE-EXISTING CUSTOMERS





         The Pre-Existing Customers of Executive are:

         1.

         2.

         3.

         4.


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